Exhibit 99.1

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION
AMENDMENT TO THE OLIN CORPORATION SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN (As amended and restated effective January 1, 2005)

Olin Corporation (the "Company") currently maintains the Olin Corporation Supplemental Contributing Employee Ownership Plan (the "Plan"). In Section 7.1 of the Plan, the Company reserved the right to amend the Plan. Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation ("the Committee"), effective as of January 1, 2006, the Committee consents to the amendment of the Plan in the following manner:

1. Section 1.1 is amended by adding the following sub-section (t):

"(t) "Excess Retirement Contribution" means, with respect to a SCEOP Participant for a Plan Year, an amount derived by multiplying (i) the percentage used in calculating his or her Retirement Contribution (if any) under the CEOP for the applicable Plan Year, as such percentage changes from time to time, by (ii) the excess of such SCEOP Participant's Compensation over his or her Maximum Eligible Compensation for such Plan Year. Currently, the applicable percentage under clause (i) is set at 5% for SCEOP Participants hired on or after January 1, 2005, and 0% for SCEOP Participants hired before January 1, 2005 as such individuals are not eligible to receive Retirement Contributions under the CEOP."

2. Section 2.4 is amended by replacing "SCEOP Participant Contributions and Excess Company Matching Contributions" with "SCEOP Participant Contributions, Excess Company Matching Contributions and Excess Retirement Contributions".

3. Section 3.1 is amended by replacing "plus (2) the Excess Company Matching Contribution (if any)" with ", (2) Excess Company Matching Contribution (if any) and (3) Excess Retirement Contribution (if any)".

4. Section 3.5 is amended by inserting "Subject to the second paragraph of this Section 3.5," at the beginning of the first sentence thereof.

5. Section 3.5 is amended by adding the following paragraph:

"The Arch Common Stock Fund under the CEOP is being progressively liquidated from October 2006 to February 2007 (or such time period as may be otherwise determined to be necessary), and the Arch Common Stock Fund shall cease to be an investment option under the CEOP at the end of such period. The investment option of Arch Phantom Units under the Plan shall be progressively liquidated in a similar manner to the extent administratively feasible. The portion of a SCEOP Participant's Arch Phantom Unit SCEOP Account balance(s) deemed liquidated shall be reinvested according to his or her current investment election for SCEOP Participant Contributions. Once the liquidation process is completed, Arch Phantom Units shall cease to be an investment option under the Plan."

6. Section 3.6 is amended by replacing the first sentence thereof with the following:

"A SCEOP Participant shall at all times be fully vested in his SCEOP Participant Contribution SCEOP Account balance, and shall vest in his Excess Company Matching Contribution, Excess Performance Contribution and Excess Retirement Contribution SCEOP Account balances in accordance with the applicable vesting schedule contained in the CEOP for Company Matching Contributions, Performance Matching Contributions and Retirement Contributions."

7. Section 4.3 is amended by replacing the last sentence thereof with the following paragraph:

"Notwithstanding the foregoing, for the transition period beginning January 1, 2005 and ending December 31, 2007, any SCEOP Participant may make a payment election in accordance with Code Section 409A (and applicable IRS transition relief), in the time and manner prescribed by the Plan Administrator and subject to the following provisions. As of December 31, 2007, any then effective transition payment election shall be irrevocable for the duration of a SCEOP Participant's participation in the Plan except as set forth in the second sentence of this Section 4.3. No payment election made in 2006 under this transition relief will apply to amounts that would otherwise be payable in 2006, nor may such election cause an amount to be paid in 2006 that would not otherwise be payable in 2006. No payment election made in 2007 under this transition relief will apply to amounts that would otherwise be payable in 2007, nor may such election cause an amount to be paid in 2007 that would not otherwise be payable in 2007. No election under this transition relief may be made retroactively, when Plan payments are imminent, or after a SCEOP Participant has terminated active service from the Company and all affiliates."